UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 2, 2012

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On Wednesday, August 1, 2012 at 11:30 a.m. Eastern Daylight Time, senior members of Alaska Communications Systems Group, Inc.’s ("ACS") management team will via teleconference be making a presentation to ACS’ lenders under the Credit Agreement dated as of October 21, 2010, among Alaska Communications Systems Holdings, Inc., ACS, the lenders party thereto, JPMorgan Chase Bank as administrative agent and the other parties thereto (the "Credit Agreement"). The presentation is being made in connection with ACS’ request that the lenders consent to ACS consummating the transactions contemplated by the Asset Purchase and Contribution Agreement (the "Contribution Agreement") dated as of June 4, 2012 among ACS, General Communication, Inc. ("GCI"), ACS Wireless, Inc. ("ACS Wireless"), GCI Wireless Holdings, LLC, and The Alaska Wireless Network, LLC. ("AWN") (collectively, the "Transaction"). Receipt of lenders’ consent on or before October 2, 2012 is a condition precedent to closing the Transaction. The slides accompanying the presentation are available on ACS’s Investor Relations website at http://www.alsk.com.

The information in Item 7.01 of this Current Report, including the presentation on ACS’s Investor Relations website, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including the presentation on ACS’s Investor Relations website, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933.

Item 8.01 Other Events.

HSR Review

As previously announced, ACS entered into the Contribution Agreement on June 4, 2012. Closing of the Transaction remains subject to the satisfaction or waiver of certain closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

The Transaction remains subject to the satisfaction or waiver of certain closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

GCI filed a notification and report form with the U.S. Federal Trade Commission Premerger Notification Office pursuant to the HSR Act on June 11, 2012. As a result, the waiting period under the HSR Act with respect to the Transaction was scheduled to expire on July 11, 2012, unless a request for additional information was received prior to expiration.

On July 11, 2012, GCI received a request for additional information (a "second request") from the U.S. Department of Justice (the "DOJ") in connection with the DOJ’s review of the Transaction. On the same date, ACS received a Civil Investigative Demand (a "CID") from the DOJ in connection with the DOJ’s review of the Transaction.

Issuance of the second request and the CID extends the waiting period under the HSR Act until 30 days after GCI and ACS have substantially complied with the second request and the CID, unless the waiting period is terminated sooner by the DOJ. The companies have been cooperating with the DOJ staff since shortly after the announcement of the Transaction and intend to continue to work cooperatively with the DOJ staff in the review of the Transaction. GCI intends to respond to the second request and ACS intends to respond to the CID as promptly as practicable. While the companies cannot specify how long it will take to comply with the second request and CID, they continue to anticipate the Transaction will close no later than the second quarter of 2013, as previously announced.

Completion of the Transaction remains subject to the satisfaction or waiver of the other customary closing conditions set forth in the Contribution Agreement.

FCC Petition

On July 10, 2012, ACS filed a report with the Federal Communications Commission (the "FCC") that was due on July 2, 2012 in order for ACS Wireless to receive federal high-cost universal service support in the first calendar year quarter of 2013 ("1Q2013"). As a result, ACS Wireless’ high-cost universal service support for 1Q2013 is at risk. On July 16, 2012, ACS filed a petition for waiver with the FCC to reinstate the ACS Wireless high-cost support for 1Q2013.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS’s control. For further information regarding risks and uncertainties associated with ACS’s business, please refer to ACS’s previous SEC filings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

July 31, 2012	By:	/s/Leonard A. Steinberg

Name: Leonard A. Steinberg
Title: Corporate Secretary